UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 18, 2007 (April 16, 2007)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 16, 2007, Meadowbrook, Inc. and Meadowbrook Insurance Group, Inc., (collectively, the “Company”) entered into an Asset Purchase Agreement (“the Agreement”) with US Specialty Underwriters, Inc. (the “Seller”), an Arizona corporation, Evergreen/UNI RW Acquisition Corp., an Ohio corporation, Daniel J. Clark, Joseph E. LoConti, and other shareholders of the companies being acquired. The Company simultaneously closed on the acquisition on the same date. Under the terms of the Agreement, the Company acquired the excess workers’ compensation business and other related assets of the Seller. The purchased assets include all personal property, contracts, licenses, customer and client lists, and other operating assets associated with the acquired business. In accordance with this Agreement, the Company paid an initial purchase price of $23.0 million, of which $13.0 million would be paid in cash and the remaining $10.0 million would be paid in the form of the Company’s common stock.
In addition, on April 16, 2007, Meadowbrook, Inc., a subsidiary of Meadowbrook Insurance Group, Inc., entered into a Management Agreement with Evergreen/UNI RW Acquisition Corp. (the “Manager”). Under the terms and conditions of the Management Agreement, the Manager shall manage and operate, as described within the Management Agreement, the acquired business. Pursuant to the Management Agreement, the Manager’s consideration for the performance of its duties shall be in the form of a Management Fee payable by the Company to the Manager based on a share of net income before interest, taxes, depreciation, and amortization. In addition, the Company can terminate the Management Agreement in the future, at the discretion of the Company, based on a multiple of the Management Fee calculated for the trailing twelve months and subject to the terms and conditions of the agreement. The Management Agreement should be read in its entirety for specifics related to the Management Fee and termination of the Management Agreement.
Prior to the commencement of the Agreement and the Management Agreement, there were no material relationships between the parties and the Company.
The foregoing description of the Agreement and the Management Agreement (the “Agreements”) does not purport to be the entire Agreements. The Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, should be read in their entirety.
A copy of the press release announcing the Company’s entry into the Asset Purchase Agreement is furnished herewith as Exhibit 99.1.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
In connection with the transaction, the Company issued 907,935 shares of the Company’s common stock. The common stock was issued under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
a. None.
b. None.

c. None.
d. Exhibits
10.1     Asset Purchase Agreement, dated April 16, 2007.
10.2     Management Fee Agreement, dated April 16, 2007
99.1     Press Release, dated April 17, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Asset Purchase Agreement, dated April 16, 2007.
10.2	Management Fee Agreement, dated April 16, 2007.
99.1	Press Release, dated April 17, 2007.